Exhibit 99.1

ACADIA REALTY TRUST REPORTS FIRST QUARTER 2019 OPERATING RESULTS

RYE, NY (April 24, 2019) - Acadia Realty Trust (NYSE:AKR) (“Acadia” or the “Company”) today reported operating results for the quarter ended March 31, 2019. All per share amounts are on a fully-diluted basis.

Acadia operates dual platforms, comprised of a high-quality core real estate portfolio (“Core Portfolio”), through which the Company owns and operates assets in the nation’s most dynamic urban and street-retail corridors, and a series of discretionary, institutional funds (“Funds”) that target opportunistic and value-add investments.

Please refer to the tables and notes accompanying this press release for further details on operating results and additional disclosures related to net income, funds from operations ("FFO") and net operating income ("NOI").

Highlights

•	Earnings: Generated GAAP earnings per share of $0.15 and FFO per share of $0.39 for the first quarter
•	Core Portfolio Operating Results:
◦	Strong same-property net operating income growth of 4.6% for the first quarter (excluding redevelopments)
◦	Continued leasing progress across the portfolio including the execution of several key street leases at Lincoln Park Chicago along with Madison Avenue in New York City
◦	Strong rent spreads of 26.9% and 8.3% on new leases for the quarter on a GAAP and cash basis, respectively
◦	Reported 94.6% leased occupancy as of March 31, 2019
•	Core Acquisition Activity: During the first quarter, acquired, or entered into contracts to acquire a retail portfolio in Soho NYC for $96 million, of which $32 million has closed as of March 31, 2019
•	Fund Acquisition Activity: Fund V completed a $48.5 million acquisition during the first quarter
•

Balance Sheet: Maintained conservative leverage levels by match-funding closed acquisitions; raising gross proceeds during the first quarter of $28.2 million at an average price per share of approximately $29 through the Company’s at-the-market (“ATM”) program. At March 31, 2019, approximately 96% of Core debt was fixed at an average rate of 3.8% with a weighted-average maturity of 5.6 years

“I am pleased to report that 2019 is off to a strong start. This quarter our Core Portfolio has again delivered strong growth,” stated Kenneth F. Bernstein, President and CEO of Acadia Realty Trust. “Importantly, we are selectively adding high-quality street retail properties to our Core Portfolio. We are also seeing an increase in compelling investment opportunities in our fund business. Thus, by maintaining a healthy balance sheet, with plenty of dry powder, along with strong internal growth over the next several years, we are well positioned to create meaningful value for the benefit of all of our stakeholders.”

FINANCIAL RESULTS

A complete reconciliation, in dollars and per share amounts, of net income attributable to common shareholders to FFO attributable to common shareholders is included in the financial tables of this release.

Net Income

Net income attributable to common shareholders for the quarter ended March 31, 2019 was $12.2 million, or $0.15 per share, including $5.8 million, or $0.07 per share, related to a previously-announced accelerated tenant recapture. Net income attributable to common shareholders for the quarter ended March 31, 2018 was $7.4 million, or $0.09 per share.

FFO as Defined by NAREIT

FFO for the quarter ended March 31, 2019 was $34.7 million, or $0.39 per share, including $5.8 million, or $0.07 per share related to a previously-announced accelerated tenant recapture. FFO for the quarter ended March 31, 2018 was $29.1 million, or $0.33 per share.

CORE PORTFOLIO

Core Operating Results

Driven by its street and urban portfolio, the Company had strong same-property net operating income growth of 4.6% for the first quarter (before redevelopments). This was driven by the profitable re-leasing of key street and urban properties, contractual growth and better than expected credit loss.

To date, the Company has executed several key leases including Parachute Homes and Lively at Lincoln Park (Chicago) and Monica Vinader at Madison Avenue (New York).

Driven primarily by the previously discussed expiration of H&M’s lease and successful re-tenanting to Uniqlo this quarter at State Street (Chicago), the Core Portfolio was 93.3% occupied and 94.6% leased as of March 31, 2019. The leased rate includes space that is leased but not yet occupied and excludes development and redevelopment properties.

During the first quarter, the Company generated a 26.9% and 8.3% increase in rent on a GAAP and cash basis, respectively, on two conforming new leases aggregating approximately 4,000 square feet within its street and urban portfolio.

Core Acquisitions

During the first quarter, the Company acquired, or entered into contracts to acquire, a portfolio of six New York City street retail assets for $96 million (“Soho Portfolio”), of which $32 million was completed as of March 31, 2019. The Soho Portfolio consists of six properties on Mercer and Greene Streets: two of the most dominant and in-demand streets in the Soho submarket of Manhattan. These accretive acquisitions are expected to provide strong contractual growth and lease-up opportunities. During the quarter, the Company acquired 51 and 53 Greene Street. The properties are leased to Frame Denim and A.L.C.

The Company expects to complete the remaining portion of the Soho Portfolio in phases through early 2020. No assurance can be given that the Company will successfully close on the remaining acquisitions under contract, which are subject to customary closing conditions.

Acquisitions completed to date were match-funded with equity raised under the Company’s ATM program at an average price per share of approximately $29. The Company has sufficient liquidity through a combination of anticipated proceeds from its structured finance portfolio, capital recycling from its fund business and available capacity on its lending facilities to fund the remaining acquisition.

FUND PLATFORM

Fund Acquisitions

The Company completed the following acquisition during the first quarter 2019:

Family Center at Riverdale, Riverdale, UT (Fund V). In March 2019, Fund V and its venture partner, CCA Acquisition Company, acquired a 428,000-square foot shopping center, located in Riverdale, UT for $48.5 million. This Target-anchored property is 97% leased.

Fund V has an acquisition pipeline with approximately $130.0 million of investments subject to contracts and agreements in principle.

Fund Dispositions

The Company completed the following disposition during the first quarter 2019:

3104 M Street, Washington, DC (Fund III). In January, Fund III’s 80%-owned venture sold its 3104 M Street property located in Washington, DC for $10.5 million ($8.4 million at the Fund’s share).

BALANCE SHEET

By match-funding its core acquisition activity, the Company has further strengthened its already-solid, low-leveraged balance sheet. As of March 31, 2019, the Company’s net debt to EBITDA ratio for the Core Portfolio was 5.2x, with approximately 96% of its Core Portfolio debt fixed at an average rate of 3.8% with a weighted-average maturity of 5.6 years.

The Company raised gross proceeds of $28.2 million at an average price per share of approximately $29 through the Company’s ATM program during the first quarter of 2019.

2019 GUIDANCE

The Company reaffirms its annual 2019 guidance of net income per share of $0.35 to $0.46 and FFO per share of $1.34 to $1.46. In addition, the Company reaffirms same property net operating income growth of 3.0% to 4.0% for 2019 (excluding redevelopments), which is comprised of 5% to 7% growth within its street/urban portfolio and 0% to 1% within its suburban portfolio.

Please refer to the Company’s fourth quarter 2018 supplemental information package for additional details regarding its previously-announced 2019 guidance.

CONFERENCE CALL

Management will conduct a conference call on Thursday, April 25, 2019 at 12:00 PM ET to review the Company’s earnings and operating results. Dial-in and webcast information is listed below.

Live Conference Call:

Date:            Thursday, April 25, 2019

Time:           12:00 PM ET

Dial#:         844-309-6711

Passcode:     “Acadia Realty” or “6454798”

Webcast (Listen-only):  www.acadiarealty.com under Investors, Presentations & Events

Phone Replay:

Dial#:            855-859-2056

Passcode:      “6454798”

Available Through:    Thursday, May 2, 2019

Webcast Replay:      www.acadiarealty.com under Investors, Presentations & Events

About Acadia Realty Trust

Acadia Realty Trust is an equity real estate investment trust focused on delivering long-term, profitable growth via its dual - Core and Fund - operating platforms and its disciplined, location-driven investment strategy. Acadia Realty Trust is accomplishing this goal by building a best-in-class core real estate portfolio with meaningful concentrations of assets in the nation’s most dynamic urban and street-retail corridors; making profitable opportunistic and value-add investments through its series of discretionary, institutional funds; and maintaining a strong balance sheet. For further information, please visit www.acadiarealty.com.

Safe Harbor Statement

Certain matters in this press release may constitute forward-looking statements within the meaning of federal securities law and as such may involve known and unknown risks, uncertainties and other factors that may cause the actual results, performances or achievements of Acadia to be materially different from any future results, performances or achievements expressed or implied by such forward-looking statements. These forward-looking statements include statements regarding Acadia’s future financial results and its ability to capitalize on potential investment opportunities. Factors that could cause the Company’s forward-looking statements to differ from its future results include, but are not limited to, those discussed under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s most recent annual report on Form 10-K filed with the SEC on February 19, 2019 (“Form 10-K”) and other periodic reports filed with the SEC, including risks related to: (i) political and economic uncertainty; (ii) the Company’s reliance on revenues derived from major tenants; (iii) the Company’s limited control over joint venture investments; (iv) the Company’s partnership structure; (v) real estate and the geographic concentration of the Company’s properties; (vi) market interest rates; (vii) leverage; (viii) liability for environmental matters; (ix) the Company’s growth strategy; (x) the Company’s status as a REIT; (xi) uninsured losses; (xii) information technology security threats and (xiii) the loss of key executives. Copies of the Form 10-K and the other periodic reports Acadia files with the SEC are available on the Company’s website at www.acadiarealty.com. Any forward-looking statements in this press release speak only as of the date hereof. Acadia expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Acadia’s expectations with regard thereto or change in events, conditions or circumstances on which any such statement is based.

ACADIA REALTY TRUST AND SUBSIDIARIES

Consolidated Statements of Operations (a)

(dollars and Common Shares in thousands, except per share data)

	Three Months Ended March 31,
	2019	2018
Revenues
Rental income	$74,003	$50,779
Expense reimbursements (b)	—	11,208
Other	797	1,137
Total revenues	74,800	63,124
Operating expenses
Depreciation and amortization	30,333	28,576
General and administrative	8,323	8,470
Real estate taxes	9,603	8,959
Property operating	12,347	10,338
Other operating	—	80
Total operating expenses	60,606	56,423

Operating income	14,194	6,701
Equity in earnings of unconsolidated affiliates	2,271	1,684
Interest income	2,270	3,737
Interest expense	(17,859)	(15,890)
Income (loss) from continuing operations before income taxes	876	(3,768)
Income tax benefit (provision)	46	(392)
Income (loss) from continuing operations before gain on disposition of properties	922	(4,160)
Gain on disposition of properties, net of tax	2,014	—
Net income (loss)	2,936	(4,160)
Net loss attributable to noncontrolling interests	9,261	11,579
Net income attributable to Acadia	$12,197	$7,419

Less: net income attributable to participating securities	(68)	(44)
Net income attributable to Common Shareholders - basic and diluted earnings per share	$12,129	$7,375

Weighted average shares for diluted earnings per share	82,037	83,438

Net Earnings per share - basic and diluted (c)	$0.15	$0.09

ACADIA REALTY TRUST AND SUBSIDIARIES

Reconciliation of Consolidated Net Income to Funds From Operations (a, d)

(dollars and Common Shares and Units in thousands, except per share data)

	Three Months Ended March 31,
	2019	2018

Net income attributable to Acadia	$12,197	$7,419

Depreciation of real estate and amortization of leasing costs (net of noncontrolling interests' share)	21,999	21,085
Gain on disposition of properties (net of noncontrolling interests’ share)	(384)	—
Income attributable to Common OP Unit holders	795	477
Distributions - Preferred OP Units	135	135
Funds from operations attributable to Common Shareholders and Common OP Unit holders	$34,742	$29,116

Funds From Operations per Share - Diluted
Weighted average number of Common Shares and Common OP Units (e)	87,969	89,067
Diluted Funds from operations, per Common Share and Common OP Unit	$0.39	$0.33

ACADIA REALTY TRUST AND SUBSIDIARIES

Reconciliation of Consolidated Operating Income to Net Property Operating Income (“NOI”) (a)

(dollars in thousands)

	Three Months Ended March 31,
	2019	2018

Consolidated operating income	$14,194	$6,701
Add back:
General and administrative	8,323	8,470
Depreciation and amortization	30,333	28,576
Less:
Above/below market rent, straight-line rent and other adjustments	(9,299)	(5,527)
Consolidated NOI	43,551	38,220

Noncontrolling interest in consolidated NOI	(12,978)	(8,627)
Less: Operating Partnership's interest in Fund NOI included above	(3,503)	(2,157)
Add: Operating Partnership's share of unconsolidated joint ventures NOI (f)	6,595	5,648
NOI - Core Portfolio	$33,665	$33,084

ACADIA REALTY TRUST AND SUBSIDIARIES

Consolidated Balance Sheets (a)

(dollars in thousands)

	As of
	March 31, 2019	December 31, 2018
ASSETS
Investments in real estate, at cost
Land	$705,402	$710,469
Buildings and improvements	2,731,961	2,745,982
Construction in progress	30,413	44,092
Properties under capital lease (b)	—	76,965
Right-of-use assets - finance leases (b)	82,629	—
Right-of-use assets - operating leases (b)	11,871	—
	3,562,276	3,577,508
Less: Accumulated depreciation	(438,033)	(416,657)
Operating real estate, net	3,124,243	3,160,851
Real estate under development	193,315	120,297
Net investments in real estate	3,317,558	3,281,148
Notes receivable, net	109,769	109,613
Investments in and advances to unconsolidated affiliates	309,349	262,410
Other assets, net	202,206	208,570
Cash and cash equivalents	27,765	21,268
Rents receivable, net	59,701	62,191
Restricted cash	12,527	13,580
Total assets	$4,038,875	$3,958,780

LIABILITIES
Mortgage and other notes payable, net	$1,109,160	$1,017,288
Unsecured notes payable, net	481,019	533,257
Unsecured line of credit	9,000	—
Accounts payable and other liabilities (b)	293,019	286,072
Dividends and distributions payable	24,910	24,593
Distributions in excess of income from, and investments in, unconsolidated affiliates	15,415	15,623
Total liabilities	1,932,523	1,876,833
Commitments and contingencies
EQUITY
Acadia Shareholders' Equity
Common shares, $0.001 par value, authorized 200,000,000 shares, issued and outstanding 82,708,361 and 81,557,472 shares, respectively	83	82
Additional paid-in capital	1,577,503	1,548,603
Accumulated other comprehensive (loss) income	(11,021)	516
Distributions in excess of accumulated earnings	(100,634)	(89,696)
Total Acadia shareholders’ equity	1,465,931	1,459,505
Noncontrolling interests	640,421	622,442
Total equity	2,106,352	2,081,947
Total liabilities and equity	$4,038,875	$3,958,780

ACADIA REALTY TRUST AND SUBSIDIARIES

Notes to Financial Highlights:

(a)

For additional information and analysis concerning the Company’s balance sheet and results of operations, reference is made to the Company’s Quarterly Supplemental Disclosure furnished on Form 8-K to the SEC and included on the Company’s website at www.acadiarealty.com.

(b)

Effective January 1, 2019, expense reimbursements are combined with Rental income on the consolidated statements of income, right-of-use assets have been established under operating real estate and lease liabilities within accounts payable and other liabilities on the consolidated balance sheets in accordance with Accounting Standards Codification 842, Leases. For more information about the implementation of ASC 842, please refer to the Company’s current Quarterly Report on Form 10-Q.

(c)

Diluted earnings per share reflects the potential dilution that could occur if securities or other contracts to issue Common Shares were exercised or converted into Common Shares. The effect of the conversion of Common OP Units is not reflected in the above table as they are exchangeable for Common Shares on a one-for-one basis. The income allocable to such units is allocated on the same basis and reflected as noncontrolling interests in the consolidated financial statements. As such, the assumed conversion of these units would have no net impact on the determination of diluted earnings per share.

(d)

The Company considers funds from operations (“FFO”) as defined by the National Association of Real Estate Investment Trusts (“NAREIT”) and net property operating income (“NOI”) to be appropriate supplemental disclosures of operating performance for an equity REIT due to their widespread acceptance and use within the REIT and analyst communities. FFO and NOI are presented to assist investors in analyzing the performance of the Company. They are helpful as they exclude various items included in net income that are not indicative of the operating performance, such as gains (losses) from sales of depreciated property, depreciation and amortization, and impairment of depreciable real estate. In addition, NOI excludes interest expense. The Company’s method of calculating FFO and NOI may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs. FFO does not represent cash generated from operations as defined by generally accepted accounting principles (“GAAP”) and is not indicative of cash available to fund all cash needs, including distributions. It should not be considered as an alternative to net income for the purpose of evaluating the Company’s performance or to cash flows as a measure of liquidity. Consistent with the NAREIT definition, the Company defines FFO as net income (computed in accordance with GAAP), excluding gains (losses) from sales of depreciated property, plus depreciation and amortization, impairment of depreciable real estate, and after adjustments for unconsolidated partnerships and joint ventures.

(e)

In addition to the weighted-average Common Shares outstanding, basic and diluted FFO also assume full conversion of a weighted-average 5,214 thousand and 4,966 thousand OP Units into Common Shares for the quarters ended March 31, 2019 and 2018. Diluted FFO also includes: (i) the assumed conversion of Preferred OP Units into 499 thousand and 499 thousand Common Shares for the quarters ended March 31, 2019 and 2018; and (ii) the effect of 222 thousand and 168 thousand restricted share units and LTIP units for the quarters ended March 31, 2019 and 2018.

(f)

The Pro-rata share of NOI is based upon our stated ownership percentages in each operating agreement. Does not include the Operating Partnership's share of NOI from unconsolidated joint ventures within the Funds.